UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 7, 2005

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 7, 2005, we entered into a contract with the United States Marine Corps.  We agreed to provide the Marines with four Buffalos, Spares, and a Field Service Representative in Iraq for which the Marines will pay us $3,852,026.00.

Each Buffalo will come with a spare deployment package and a technical/operating manual on delivery.  Additionally, these Buffalos will have RVision cameras and light kits installed as part of the build.  One Buffalo will be delivered on September 30, 2005, a second will be delivered on October 3, 2005, and the remaining two Buffalos will be delivered on December 30, 2005.

The Field Service Representative will be located in Iraq Al Taqqadum AB Iraq with a period of performance from approximately October 15, 2005 through October 14, 2006.

The foregoing description of the terms and conditions of the contract is qualified in its entirety by, and made subject to, the more complete information set forth in the Solicitation/Contract/Order for Commercial Items and Delivery Order filed as exhibit 10.1, and incorporated herein by reference.

This report may contain forward-looking statements that involve risks and uncertainties.  We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

10.1	Solicitation/Contract/Order for Commercial Items and Delivery Order between Force Protection, Inc. and the United States Marine Corps, dated September 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date	September 9, 2005

/s/ Gordon McGilton
(Signature)

Print Name: Gordon McGilton
Title: Chief Executive Officer